UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2007

DOW JONES & COMPANY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-7564	13-5034940
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

200 LIBERTY STREET, NEW YORK, NEW YORK	10281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 416-2000

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into A Material Definitive Agreement

On February 20, 2007, Dow Jones & Company, Inc. (the “Company”) entered into a $100,000,000 18-Month Credit Agreement (the “Credit Agreement”) among the Company, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent. The Credit Agreement contains customary terms and conditions, including representations and warranties, affirmative and negative covenants, and events of default substantially similar to those to which the Company has agreed in past.

The Credit Agreement may be used to support commercial paper obligations. The lenders and agents under the Credit Agreement and their affiliates have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to the Company. These parties have received, and may in the future receive, customary compensation from the Company for such services.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the agreement itself, which is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As described in Item 1.01 above, on February 20, 2007, the Company entered into a $100,000,000 18-Month Credit Agreement, which is attached hereto as Exhibit 99.1. The description of the Credit Agreement is hereby incorporated into this Item 2.03 by reference.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

On February 21, 2007, the Board of Directors of the Company (the “Board”) ratified, following approval by the Compensation Committee (the “Committee”), payouts of final awards to Peter R. Kann, the former Chief Executive Officer of the Company and current Chairman of the Board, under the Company’s contingent stock right (“CSR”) program in respect of two performance periods that both ended on December 31, 2006. CSRs are long-term incentive awards offered to certain of the Company’s executives pursuant to the Dow Jones 2001 Long Term Incentive Plan. CSRs were granted in respect of performance periods of four years until the Committee adopted a shorter three-year performance period beginning in 2004. As a result of this transition, two performance periods ended on December 31, 2006: the 2003-2006 (four-year) and 2004-2006 (three-year) performance periods.

Mr. Kann’s payout in respect of the two CSR performance periods that ended on December 31, 2006 was determined based on the average payout percentage per performance period of Company CSR award recipients excluding Mr.Kann. The payout was 82% of target for the 2003 to 2006 performance period, and 64% of the target for the 2004 to 2006 performance period. Other final CSR awards to Company executive officers in respect of the two performance periods ending in 2006 are described in the Company’s current report on Form 8-K filed on January 23, 2007.

The target numbers of shares covered by Mr. Kann’s CSR awards for the 2003-2006 and 2004-2006 performance periods, and the actual numbers of shares earned by him, are set forth in the tables below. Mr. Kann elected to receive the payout he earned under the CSR program solely in shares.

Performance Period	Target number of shares	Number of shares earned	Fair market value of shares earned as of payout date (February 21, 2007) (1)
2003-2006	28,400	23,369	$872,365
2004-2006	30,000	19,335	$721,776

(1)	Based on the closing price on the New York Stock Exchange of the Company’s common stock on February 21, 2007 of $37.33 per share.

5.03 Amendments To Articles Of Incorporation Or Bylaws; Change In Fiscal Year

On February 21, 2007, the Board amended the Company's Bylaws to clarify in Section 19 the capacities in which directors may receive compensation, to clarify in Section 20 the role of the Chairman and to delete sections regarding and references to the offices of President and Vice Chairman.

A copy of the amended and restated Bylaws is attached as Exhibit 3.1 to this report.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

3.1	The Bylaws of the Company, as amended and restated as of February 21, 2007.

99.1	$100,000,000 18-Month Credit Agreement, dated February 20, 2007 among Dow Jones & Company, Inc., as Borrower, the several lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOW JONES & COMPANY, INC.

Dated: February 23, 2007	By:	/s/ Robert Perrine
Robert Perrine
Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit No.	Description

3.1	The Bylaws of the Company, as amended and restated as of February 21, 2007.

99.1	$100,000,000 18-Month Credit Agreement, dated February 20, 2007 among Dow Jones & Company, Inc., as Borrower, the several lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.